UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 4, 2016

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On January 4, 2016, Viad Corp (the “Company”) issued a press release announcing the acquisition of the business of Maligne Tours Ltd. (“Maligne Tours”), which provides interpretive boat tours and related services at Maligne Lake, the largest lake in Jasper National Park. Maligne Tours has seven tour boats operating seasonally from May through October, a marina and day lodge that offers food and beverage and retail services, a historic chalet complex that is available for catered special events and a historic boat house that offers canoes, kayaks and rowboats for rental. The purchase price was approximately $20.9 million Canadian (approximately $15.0 million U.S.) in cash, subject to certain adjustments.

The press release, which is attached hereto as Exhibit 99 and incorporated by reference herein, contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99 – Press release dated January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

January 5, 2016	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
Chief Accounting Officer